UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Trevena, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This amendment (this “Amendment”) dated May 3, 2024, amends and supplements the definitive proxy statement (the “Proxy Statement”) filed by Trevena, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on April 29, 2024, for the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2024, at 8:30 a.m. Eastern Time.

This Amendment is being filed for the purpose of correcting the voting standard with respect to Proposal 5 – Approval of an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”) to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-25 (the “Reverse Stock Split”), at any time prior to August 28, 2024, with the exact ratio to be set within that range at the discretion of our Board of Directors, without further approval or authorization of our stockholders (“Proposal 5”) in the Proxy Statement, and to clarify the impact of abstentions and broker non-votes on the outcome of the vote on Proposal 5.

Proposal 5 requires an affirmative vote representing a majority of the votes cast in person or represented by proxy and entitled to vote on the proposal instead of an affirmative vote of a majority of the shares outstanding and entitled to vote on the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on Proposal 5.

This Amendment hereby amends the Proxy Statement as follows:

•	The row regarding Proposal 5 in the table on page 3 of the Proxy Statement under the section entitled “Questions and Answers About the Annual Meeting and Voting” shall read as follows:

Proposal Number	Summary Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
5

Approval of an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”) to effect a reverse stock split of our outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-25 (the “Reverse Stock Split”), at any time prior to August 28, 2024, with the exact ratio to be set within that range at the discretion of our Board of Directors, without further approval or authorization of our stockholders.

		Majority of votes cast	No effect	Not voted/No effect

•	The first paragraph on page 39 of the Proxy Statement shall read as follows:

Approval of this Proposal 5 requires “FOR” votes from the holders of a majority of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting, it will have no effect on the outcome of the vote on this Proposal 5. Broker non-votes, if any, will not count as votes cast and will have no effect on the outcome of the vote on this Proposal 5.

•	The paragraph on page 45 of the Proxy Statement under the section entitled “Vote Required” shall read as follows:

Approval of this Proposal 5 requires “FOR” votes from the holders of a majority of the votes cast, either in person or represented by proxy, and entitled to vote at the Annual Meeting. If you “ABSTAIN” from voting, it will have no effect on the outcome of the vote on this Proposal 5. Broker non-votes, if any, will not count as votes cast and will have no effect on the outcome of the vote on this Proposal 5.

Except as specifically amended or supplemented by the information contained herein, this Amendment does not revise or update any other information set forth in the Proxy Statement. This Amendment does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Amendment should be read in conjunction with the Proxy Statement, and the Proxy Statement should be read in its entirety.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you have submitted a proxy card and wish to change your vote, you may revoke your proxy and change your vote by following the instructions in the section entitled “Questions and Answers About the Annual Meeting and Voting – Can I change my vote?” of the Proxy Statement. This Amendment does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.